     As filed with the Securities and Exchange Commission on March 6, 2001
                                                    Registration Nos.  333-55656
                                                                    333-55656-01
                                                                    333-55656-02

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________
                               CLECO CORPORATION
                                 CLECO TRUST I
                                 CLECO TRUST II
          (Exact name of each registrant as specified in its charter)

                LOUISIANA                               72-1445282
                DELAWARE                                APPLIED FOR
                DELAWARE                                APPLIED FOR
      (State or other jurisdiction                   (I.R.S. Employer
   of incorporation or organization)                Identification No.)

        2030 DONAHUE FERRY ROAD                   R. O'NEAL CHADWICK, JR.
    PINEVILLE, LOUISIANA 71360-5226               MANAGER, LEGAL SERVICES
             (318) 484-7400                        2030 DONAHUE FERRY ROAD
   (Address, including zip code, and           PINEVILLE, LOUISIANA 71360-5226
telephone number, including area code,                  (318) 484-7400
     of each registrant's principal          (Name, address, including zip code,
           executive offices)                  and telephone number, including
                                               area code, of agent for service
                                                     for each registrant)

                              ___________________

                                   COPY TO:
                               TIMOTHY S. TAYLOR
                              BAKER BOTTS L.L.P.
                                 910 LOUISIANA
                                ONE SHELL PLAZA
                           HOUSTON, TEXAS 77002-4995
                                (713) 229-1234
                              ___________________

     Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [ ]   _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                              ___________________

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

EXPLANATORY NOTE

     The registration statement contains two forms of prospectuses to be used in connection with offerings of the following securities:

     (1)   Common stock and preferred stock of Cleco Corporation.

     (2) Trust preferred securities of Cleco Trust I or Cleco Trust II, junior subordinated debt securities (which may be convertible into shares) of Cleco Corporation and the guarantees by Cleco Corporation of trust preferred securities that may be issued by Cleco Trust I and Cleco Trust II.

     Under the shelf registration process, we may offer any combination of the securities described in these two prospectuses in one or more offerings with a total initial offering price of up to $150,000,000.

                     SUBJECT TO COMPLETION, DATED   , 2001

PROSPECTUS

[LOGO]

                                 $150,000,000
                               CLECO CORPORATION
                                 COMMON STOCK
                                PREFERRED STOCK
                             ____________________

Cleco Corporation
2030 Donahue Ferry Road
Pineville, Louisiana  71360-5226
(318) 484-7400


 The information in this prospectus is                 The Offering
not complete and may be changed. We
may not sell these securities until             We may offer from time to time
the registration statement filed with
the Securities and Exchange                        . Common Stock
Commission is effective. This                      . Preferred Stock
prospectus is not an offer to sell
these securities and it is not                    We will provide the specific terms of the offered securities in supplements to
soliciting an offer to buy these                this prospectus.  Our common stock is listed on the New York Stock Exchange
securities in any state where the               and the Pacific Stock Exchange under the symbol "CNL."
offer or sale is not permitted.

  We will provide the specific terms of
the securities in one or more
supplements to this prospectus. You
should read this prospectus and the
related prospectus supplement
carefully before you invest in our
securities.  This prospectus may not
be used to offer and sell our
securities unless accompanied by a
prospectus supplement.


                         ----------------------------

  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          ___________________________

                   The date of this prospectus is   , 2001.

                               TABLE OF CONTENTS

About This Prospectus.................................................    2
About Cleco Corporation...............................................    2
Cautionary Statement Regarding Forward-Looking Information............    3
Use of Proceeds.......................................................    3
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends...    4
Description of Capital Stock..........................................    4
Plan of Distribution..................................................    8
Legal Matters.........................................................    9
Experts...............................................................   10
Where You Can Find More Information...................................   10
Information We Incorporate by Reference...............................   10

                                _______________

     THIS PROSPECTUS IS PART OF A REGISTRATION STATEMENT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU SHOULD RELY ONLY ON THE INFORMATION WE HAVE PROVIDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ADDITIONAL OR DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE ONLY AS OF THE DATE ON THE FRONT OF THE DOCUMENT AND THAT ANY INFORMATION WE HAVE INCORPORATED BY REFERENCE IS ACCURATE ONLY AS OF THE DATE OF THE DOCUMENT INCORPORATED BY REFERENCE.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission using a "shelf" registration process. The registration statement also includes a prospectus under which Cleco Trust I and Cleco Trust II, two of our subsidiaries, may offer from time to time trust preferred securities guaranteed by us and we may offer our related junior subordinated debt securities, which securities may be convertible into our common stock. Under the shelf registration process, we may offer any combination of the securities described in these two prospectuses in one or more offerings with a total initial offering price of up to $150,000,000. This prospectus provides you with a description of the common and preferred stock we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Please carefully read this prospectus and the prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

     References in this prospectus to the terms "we," "us," "Cleco" and other similar terms mean Cleco Corporation, unless we state otherwise or the context indicates otherwise.

                            ABOUT CLECO CORPORATION

     We are a diversified energy services company operating through two principal subsidiaries: Cleco Power LLC (formerly Cleco Utility Group Inc.) and Cleco Midstream Resources LLC.

        . Cleco Power, the successor to Cleco Utility Group, is an electric utility and contains our regulated generation, transmission and distribution assets. Cleco Power provides regulated electric utility services to approximately 246,000 customers in the State of Louisiana.

        . Cleco Midstream is the entity through which we operate our nonregulated electric generation, energy marketing, natural gas pipeline and oil and natural gas production businesses. Cleco Midstream owns our interest in Cleco Evangeline LLC, which owns a 750 megawatt generating station.

In early 2001, we announced our decision to sell substantially all of the assets of our utility engineering and line construction services subsidiary, Utility Construction & Technology Solutions LLC.

  Subject to certain limited exceptions, we are exempt from regulation as a public utility holding company pursuant to Section 3(a)(1) of the Public Utility Holding Company Act of 1935. Our principal executive offices are located at 2030 Donahue Ferry Road, Pineville, Louisiana 71360-5226, and our telephone number at that location is (318) 484-7400.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

     This prospectus, including the information we incorporate by reference, contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify our forward-looking statements by the words "anticipate," "estimate," "expect," "objective," "projection," "forecast," "goal" or other similar words.

     We have based our forward-looking statements on our management's beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

     The following list identifies some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements:

     . state and federal legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures and affect the speed and degree to which competition enters the electric and natural gas industry,

     . industrial, commercial and residential growth in Cleco Power LLC's service territory,

     .  the weather and other natural phenomena,

     .  the timing and extent of changes in commodity prices and interest rates,

     . changes in environmental and other laws and regulations to which we are subject or other external factors over which we have no control,

     .  the results of financing efforts,

     .  the operating performance of our generation facilities, and

     . other factors we discuss in this prospectus and our other filings with the SEC.

                                USE OF PROCEEDS

     Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes. These purposes may include, but are not limited to:

     .  working capital,

     .  capital expenditures,

     .  equity investments in existing and future projects,

     .  acquisitions, and

     . the repayment or refinancing of our indebtedness, including inter-company indebtedness.

          RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS




                                           YEAR ENDED DECEMBER 31,
                                    -------------------------------------
                                     1996    1997    1998    1999    2000
                                    -----   -----   -----   -----   -----
Ratio of Earnings to Combined
 Fixed Charges and Preferred
Dividends........................   3.36x   3.42x   3.42x   3.05x   2.56x




                          DESCRIPTION OF CAPITAL STOCK

     We have summarized selected aspects of our capital stock below. The summary is not complete. For a complete description, you should refer to our amended and restated articles of incorporation, bylaws and the Rights Agreement, dated as of July 28, 2000, between us and Equiserve Trust Company, as rights agent, all of which are exhibits to the registration statement of which this prospectus is part.

     Our authorized capital stock consists of:

     .  50,000,000 shares of common stock, par value $2 per share

     . 1,491,900 shares of preferred stock, par value $100 per share, which we refer to as the "$100 preferred stock"

     . 3,000,000 shares of preferred stock, par value $25 per share, which we refer to as the "$25 preferred stock"

     As of December 31, 2000, 22,495,334 shares of our common stock were outstanding, 280,897 shares of our $100 preferred stock were outstanding and no shares of our $25 preferred stock were outstanding. Our board of directors has reserved for issuance pursuant to our shareholder rights plan a total of 500,000 shares of $25 preferred stock, designated as Series A Participating Preferred Stock. Holders of common stock may purchase shares of our Series A Participating Preferred Stock if the rights associated with their common stock are exercisable and the holders exercise the rights. Please read the "--Shareholder Rights Plan" section below and "Information We Incorporate by Reference."


COMMON STOCK

     Each share of common stock entitles the holder to one vote on all matters submitted to a vote of shareholders, except in the election of directors, in which case holders of common stock have cumulative voting rights. Cumulative voting gives each shareholder the right to multiply the number of votes to which he or she is entitled by the number of directors to be elected and to cast all of those votes for one candidate or distribute them among any two or more candidates. Subject to preferences that may be applicable to any outstanding preferred stock and to restrictive covenants in certain debt instruments of ours, the holders of common stock are entitled to dividends when, as and if declared by the board of directors out of funds legally available for that purpose. If we are liquidated, dissolved or wound up, the holders of common stock will be entitled to a pro rata share in any distribution to shareholders, but only after satisfaction of all of our liabilities and of the prior rights of any outstanding class of our preferred stock.

     The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All issued and outstanding shares of common stock are fully paid and nonassessable, and any shares of common stock we offer under this prospectus will be fully paid and nonassessable.

     The common stock is listed on the New York Stock Exchange and the Pacific Stock Exchange and trades under the symbol "CNL."

PREFERRED STOCK

     We have summarized below selected aspects of our $25 preferred stock and $100 preferred stock, which we collectively refer to as the "preferred stock." This summary is not complete. We will file the form of the amendment to our articles of incorporation providing for the establishment of a series of preferred stock with the SEC before we issue any shares of that series of preferred stock, and you should read the form of amendment for provisions that may be important to you.

     Our board of directors can, without action by the shareholders, issue one or more series of the preferred stock. The power of the board of directors to issue preferred stock is subject to specified restrictions that are based on the net earnings of Cleco. The board can determine for each series the number of shares, designation, dividend rates and other rights, preferences and limitations. In some cases, the issuance of preferred stock could delay or discourage a change in control of us.

     Each share of $100 preferred stock entitles the holder to one vote on all matters submitted to a vote of the shareholders, and each share of $25 preferred stock entitles the holder to one-fourth vote. All shares of preferred stock will rank equally with each other, and no class of stock ranking senior to the preferred stock can be created unless authorized by a vote of holders of two-thirds of the outstanding preferred stock, voting as a class. Cumulative voting rights do not apply to the preferred stock, but holders of preferred stock are entitled to special voting rights with respect to election of directors if we fail to make payments on the preferred stock in specified cases. By action of our board of directors, we may redeem all or any part of any series of outstanding preferred stock. Dividends on the preferred stock will be cumulative.

     The prospectus supplement relating to any series of preferred stock we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

     .  the title of the series of preferred stock

     .  the maximum number of shares of the series

     . the dividend rate or the method of calculating the dividend and the date from which dividends will accrue

     .  any liquidation preference

     .  any redemption provisions

     . any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock

     . any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity

     . any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the preferred stock

     Any shares of preferred stock we issue will be fully paid and nonassessable.

ANTI-TAKEOVER PROVISIONS

     Some provisions of Louisiana law and our amended and restated articles of incorporation and bylaws could make the following more difficult:

     .  acquisition of us by means of a tender offer

     .  acquisition of control of us by means of a proxy contest or otherwise

     .  removal of our incumbent officers and directors

     These provisions, as well as our shareholder rights plan and our ability to issue preferred stock, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms. These provisions could delay or prevent an acquisition of us that a shareholder might consider to be in his or her best interest, including attempts that might result in a premium over the market price for our common stock.

Classified Board of Directors

     Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, with only one class being elected each year by our shareholders. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for shareholders to replace a majority of the directors. Subject to special provisions for cumulative voting, holders of 80% of the shares of common stock entitled to vote in the election of directors may remove a director for cause, but shareholders may not remove any director without cause.

Shareholder Meetings

     Our articles of incorporation and bylaws provide that special meetings of shareholders may be called by the chief executive officer or president, a majority of the board of directors, a majority of the executive committee of the board of directors or by shareholders holding 51% of our total voting power. In some cases, shareholders holding specified amounts of preferred stock may also call a special meeting. A majority of the outstanding shares of common stock entitled to vote is a quorum for a shareholder meeting. In general, a majority of votes cast decides a matter brought before a meeting.

Shareholder Proposals and Nominations of Directors

     Shareholders can submit proposals and nominate candidates for our board of directors if the shareholders follow advance notice procedures described in our bylaws.

     To make a proposal or nominate a candidate for our board of directors, a shareholder must submit a timely notice to our secretary. Generally, a shareholder's proposal must be received at least 120 days prior to the meeting for which the proposal is made. If we give less than 135 days' notice or prior public disclosure of the meeting, we must receive the proposal no later than 15 days after the day we give notice or make public the date of the meeting. A shareholder's director nomination must be received at least 180 days before the meeting at which the person is proposed to be nominated. Shareholder proposals or nominations must give specified information about the shareholder and the proposal being made or the director being nominated, as the case may be.

     Shareholder proposals and director nominations that are late or that do not include the required information may be rejected. This could prevent shareholders from bringing certain matters before a meeting, including making nominations for directors.

Supermajority Vote for Certain Transactions

     Our articles of incorporation provide that we may sell, lease or otherwise dispose of all or any of our assets upon the affirmative vote of two-thirds of all directors. But if such a transaction involves the receipt of shares or securities of another corporation, we may engage in the transaction only upon receiving the affirmative vote of two-thirds of all directors and holders of a majority of our outstanding capital stock. Additionally, unless we redeem all outstanding shares of preferred stock, we may not take any of the following actions without the consent of holders of two-thirds of any outstanding preferred stock:

    .  voluntarily liquidate, dissolve or wind up

    .  sell or transfer substantially all of our assets

    .  consolidate or merge with another company or entity

Interested Shareholder Transactions

     Louisiana law and our bylaws require that mergers, consolidations or share exchanges with a shareholder owning 10% or more of our voting power be recommended by the board and approved by:

     . 80% of the votes entitled to be cast by outstanding shares of voting stock and

     . two-thirds of votes entitled to be cast by voting stock other than the interested shareholder

Our bylaws provide that a quorum for purposes of voting on such a transaction consists of 80% of the votes entitled to be cast, unless 80% of the "continuing directors," as defined in our bylaws, approves the transaction prior to submission of the matter to a shareholder vote.

     Transactions that do not alter the contract rights of our stock or convert our shares and satisfy certain consideration and procedural requirements are exempt from these requirements.

Limitation of Liability of Officers and Directors

     Section 24 of the Louisiana Business Corporation Law authorizes corporations to limit or eliminate the personal liability of officers and directors to corporations and their shareholders for monetary damages for breach of officers' and directors' fiduciary duties, except for:

     . any breach of the officer's or director's duty of loyalty to us or our shareholders

     . acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law

     . unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 92D of the Louisiana Business Corporation Law or

     . any transaction from which the officer or director derived an improper personal benefit

     Our articles of incorporation limit the liability of our officers and directors to us and our shareholders to the fullest extent permitted by Louisiana law. The inclusion of these provision in our articles of incorporation may reduce the likelihood of derivative litigation against our officers and directors, and may discourage or deter shareholders or management from bringing a lawsuit against our officers and directors for breach of their duty of care, even though such an action, if successful, might have otherwise benefited us and our shareholders. Our bylaws provide indemnification to our officers and directors and certain other persons.

Other Provisions

     Except for specified cases in which our board of directors may amend our articles of incorporation, amendment of our articles of incorporation requires the affirmative vote, at a meeting, of holders of the majority of our outstanding capital stock. Additionally, our bylaws provide that amendments to our articles of incorporation that affect any of the following items will not be effective until at least one year after the adoption of the amendment by the shareholders:

     .  quorum requirements for our shareholder meetings

     . procedures and votes required for amending our articles of incorporation or bylaws

     .  votes required for approving mergers and other business combinations

     .  number, classification, powers and qualifications of our directors

     .  procedures relating to our directors, including appointment and removal

     .  procedures relating to our shareholder meetings

     Our bylaws may be amended by the affirmative vote of a majority of the board of directors, subject to the power of the shareholders to amend the bylaws upon the affirmative vote of 80% of all shares of our stock entitled to vote.

     Shareholder proposals to amend our articles of incorporation or bylaws must be received by the secretary at least 180 days before the meeting at which the proposal is to be considered and must contain specified information. These proposals may be rejected if not made in time or if they fail to include the required information.

TRANSFER AGENT AND REGISTRAR

     EquiServe First Chicago Trust Division, Jersey City, New Jersey, is our transfer agent and registrar.

SHAREHOLDER RIGHTS PLAN

     We have a shareholder rights plan under which one preferred stock purchase right is attached to each outstanding share of our common stock. The rights become exercisable under specified circumstances, including any person or group (an "acquiring person") becoming the beneficial owner of 15% or more or our outstanding common stock, subject to specified exceptions. Each right entitles the registered holder to purchase from us one one-hundredth of a share of Series A Participating Preferred Stock, par value $25 per share, at an exercise price of $125, subject to adjustment under specified circumstances. If events specified in the shareholder rights plan occur, each holder of rights other than the acquiring person can exercise his or her rights. When a holder exercises a right, the holder will be entitled to receive common stock valued at twice the exercise price of the right. In some cases, the holder will receive cash, property or other securities instead of common stock. We may redeem the rights for $0.01 per right at any time prior to the tenth day after a person or group becomes an acquiring person. The shareholder rights plan and the rights expire in July 2010.

                              PLAN OF DISTRIBUTION

     We may sell the securities described in this prospectus in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods. The prospectus supplement will include the following information:

     .  the terms of the offering

     .  the names of any underwriters or agents

     .  the name or names of any managing underwriter or underwriters

     .  the purchase price of the securities from us

     .  the net proceeds to us from the sale of the securities

     .  any delayed delivery arrangements

     . any underwriting discounts, commissions and other items constituting underwriters' compensation

     .  any initial public offering price

     .  any discounts or concessions allowed or reallowed or paid to dealers

     .  any commissions paid to agents

SALE THROUGH UNDERWRITERS OR DEALERS

     If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

     If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

DIRECT SALES AND SALES THROUGH AGENTS

     We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

     We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

DELAYED DELIVERY CONTRACTS

     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

GENERAL INFORMATION

     We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

                                 LEGAL MATTERS

     The validity of the securities will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Phelps Dunbar, L.L.P., New Orleans, Louisiana, will pass on all matters of Louisiana law in this connection. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1999 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said Firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and at the offices of the Pacific Stock Exchange at 301 Pine Street, San Francisco, California 94104.

     This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You should read the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its web site.

     You may also obtain a copy of our filings with the SEC, at no cost, by writing or telephoning us at the following address:

                               Cleco Corporation
                            2030 Donahue Ferry Road
                        Pineville, Louisiana  71360-5226
                        Attention:  Corporate Secretary
                           Telephone:  (318) 484-7400

                    INFORMATION WE INCORPORATE BY REFERENCE

     We are incorporating by reference information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and the information that we file later with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the securities:

     .  our annual report on Form 10-K for the year ended December 31, 1999

     . our quarterly reports on Form 10-Q for the quarterly periods ended March 31, June 30 and September 30, 2000

     . our current report on Form 8-K/A dated July 1, 1999 and filed with the SEC on March 1, 2000

     . our current report on Form 8-K dated May 18, 2000 and filed with the SEC on May 24, 2000

     . our current report on Form 8-K dated and filed with the SEC on July 28, 2000

     . our current report on Form 8-K dated and filed with the SEC on March 6, 2001

     . the description of our common stock contained in Post-Effective Amendment No. 1 to our registration statement on Form S-4, filed with the SEC on June 30, 1999, as may be amended from time to time to update that description

     . the description of the rights associated with our common stock contained in our registration statement on Form 8-A, filed with the SEC on August 8, 2000, as may be amended from time to time to update the description

                     SUBJECT TO COMPLETION, DATED   , 2001

PROSPECTUS

[LOGO]
                                  $150,000,000

                      JUNIOR SUBORDINATED DEBT SECURITIES

                                 CLECO TRUST I

                                 CLECO TRUST II

       TRUST PREFERRED SECURITIES FULLY AND UNCONDITIONALLY GUARANTEED,
                            AS DESCRIBED HEREIN, BY

                               CLECO CORPORATION

                             ---------------------

Cleco Corporation
2030 Donahue Ferry Road
Pineville, Louisiana  71360-5226
(318) 484-7400

                                                                  THE TRUSTS
 The information in this
prospectus is not complete              Cleco Trust I and Cleco Trust II are subsidiaries of Cleco
and may be changed. We may              Corporation.  They exist for the purpose of issuing trust
not sell these securities               preferred securities.
until the registration
statement filed with the                                         THE OFFERING
Securities and Exchange
Commission is effective.                Trust Preferred Securities
This prospectus is not an
offer to sell these                     The trusts may offer from time to time preferred securities
securities and it is not                representing undivided beneficial interests in the assets of
soliciting an offer to buy              the issuing trust.  The trusts will use the proceeds from the
these securities in any                 sale of their preferred securities to purchase Cleco's junior
state where the offer or                subordinated debt securities.
sale is not permitted.
                                        Junior Subordinated Debt Securities
  We will provide additional
terms of our securities in              Cleco may offer from time to time its junior subordinated
one or more supplements to              debt securities to the trusts. These debt securities will be
this prospectus. You should             unsecured and subordinate and junior in right of payment to
read this prospectus and                Cleco's senior debt.  The debt securities may be distributed
the related prospectus                  to holders of the trust preferred securities if and when a
supplement carefully before             trust is dissolved. The debt securities may be convertible
you invest in our                       into shares of Cleco's common stock.
securities.  This
prospectus may not be used              Guarantee
to offer and sell our
securities unless                       Cleco will guarantee on a subordinated basis the trusts'
accompanied by a prospectus             payment obligations on the trust preferred securities as
supplement.                             described in this prospectus and the prospectus supplement.
                                        We will provide the specific terms of the guarantee in a
                                        prospectus supplement.


                           ------------------------

  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ------------------------

              The date of this prospectus is              , 2001.



About This Prospectus........................................    3
Summary Information  -  Q&A..................................    4
About Cleco Corporation......................................    6
Cautionary Statement Regarding Forward-Looking Information...    6
Use of Proceeds..............................................    7
Ratio of Earnings to Fixed Charges...........................    7
The Trusts...................................................    8
Description of the Trust Preferred Securities................   10
Description of the Trust Preferred Securities Guarantees.....   12
Description of the Junior Subordinated Debt Securities.......   15
Plan of Distribution.........................................   22
Legal Matters................................................   24
Experts......................................................   24
Where You Can Find More Information..........................   24
Information We Incorporate by Reference......................   24

                           ------------------------


     THIS PROSPECTUS IS PART OF A REGISTRATION STATEMENT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU SHOULD RELY ONLY ON THE INFORMATION WE HAVE PROVIDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ADDITIONAL OR DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE ONLY AS OF THE DATE ON THE FRONT OF THE DOCUMENT AND THAT ANY INFORMATION WE HAVE INCORPORATED BY REFERENCE IS ACCURATE ONLY AS OF THE DATE OF THE DOCUMENT INCORPORATED BY REFERENCE.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission using a "shelf" registration process. The registration statement also includes a prospectus under which Cleco may offer from time to time its shares of common or preferred stock. Under the shelf registration process, we may offer any combination of the securities described in these two prospectuses in one or more offerings with a total initial offering price of up to $150,000,000. This prospectus provides you with a general description of the trust preferred securities of Cleco Trust I and Cleco Trust II, the junior subordinated debt securities to be issued by Cleco to the trusts and Cleco's guarantee of the trust preferred securities. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Please carefully read this prospectus and the prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

     We have not included separate financial statements of the trusts in this prospectus. We do not consider that such financial statements are material to holders of the trust preferred securities because:

     .  each trust is a newly created special purpose entity

     .  neither trust has any operating history or independent operations

     . neither trust is engaged in, nor will it engage in, any activity other than issuing preferred and common securities, investing in and holding Cleco's junior subordinated debt securities and engaging in related activities

     Furthermore, the combination of Cleco's obligations under the junior subordinated debt securities, the associated indenture, the declarations of trust and the guarantees provides a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. In addition, we do not expect that the trusts will file reports with the SEC under the Securities Exchange Act of 1934.

     Reference in this prospectus to the terms "we," "us," "Cleco" and other similar terms mean Cleco Corporation, unless we state otherwise or the context indicates otherwise.

                           SUMMARY INFORMATION - Q&A

     This summary provides a brief overview of the key aspects of Cleco, the trusts, the junior subordinated debt securities and the trust preferred securities. The term "trust" refers to the Cleco trust for the specific transaction. This summary does not contain all information that is important to you. We encourage you to read carefully this prospectus and the prospectus supplement to understand fully the terms of the trust preferred securities that are important to you in making a decision about whether to invest.

WHAT ARE THE TRUST PREFERRED SECURITIES?

     Each trust preferred security represents an undivided beneficial interest in the assets of a trust. Each trust preferred security will entitle the holder to receive cash distributions as described in this prospectus and the prospectus supplement.

WHO ARE THE TRUSTS?

     Each of Cleco Trust I and Cleco Trust II is a Delaware business trust. The principal office of each trust is 2030 Donahue Ferry Road, Pineville, Louisiana, 71360-5226, and the telephone number is (318) 484-7400.

     Cleco will own all common securities of each trust. Each trust will use the proceeds from the sale of the preferred securities and the common securities to purchase a series of Cleco's junior subordinated debt securities with the same financial terms as the trust preferred securities. The trusts exist only to issue the preferred and common securities, invest in and hold Cleco's junior subordinated debt securities and engage in related activities.

     There are five trustees of each trust. Three of them, referred to as regular trustees, are officers or employees of Cleco. Bank One Trust Company, N.A., will act as the property trustee of each trust, and Bank One Delaware, Inc., will act as the Delaware trustee of each trust.

     We will provide in the prospectus supplement additional information about the issuing trust.

WHO IS CLECO CORPORATION?

     Cleco is a diversified energy service company. Through our subsidiaries, we

     . provide regulated electric utility services to approximately 246,000 customers in the State of Louisiana

     . engage in nonregulated electric generation, energy marketing, natural gas pipeline and oil and natural gas production businesses

WHEN WILL YOU RECEIVE DISTRIBUTIONS ON THE TRUST PREFERRED SECURITIES?

     The only source of cash to make payments on the preferred securities issuable by each trust will be payments on the junior subordinated debt securities it purchases from Cleco.

     If you purchase preferred securities of a trust, you are entitled to receive cash distributions at the rate specified in the prospectus supplement. Unless we inform you otherwise in the prospectus supplement, distributions will accumulate from the date the trust issues the preferred securities and will be paid in arrears on the dates we specify in the prospectus supplement. However, we may defer distributions as described below.

WHEN WILL PAYMENT OF YOUR DISTRIBUTIONS BE DEFERRED?

     If Cleco defers interest payments on the junior subordinated debt securities held by a trust, the trust will defer distributions on the related preferred securities. We will describe in the prospectus supplement any rights to defer distributions on the trust preferred securities by extending the interest payment period on the junior subordinated debt securities.

     During any deferral period, except as described beginning on page 13, Cleco will not be permitted to:

     .  declare or pay a dividend on its shares of capital stock

     . redeem, purchase, acquire or make a distribution or liquidation payment on any of its shares of capital stock

     . make a payment on or repay, repurchase or redeem any debt that ranks equally with or junior to the junior subordinated debt securities or

     . make a guarantee payment on any guarantee by Cleco of the debt of any of its subsidiaries, if that guarantee ranks equally with or junior to the junior subordinated debt securities

WHAT IS CLECO'S GUARANTEE OF THE TRUST PREFERRED SECURITIES?

     Under each preferred securities guarantee, Cleco will irrevocably and unconditionally guarantee on a subordinated basis that if it makes a payment on the junior subordinated debt securities to the relevant trust but, for any reason, the trust does not make the corresponding distribution or redemption payment to the holders of the related trust preferred securities, then Cleco will make the payments directly to the holders of the trust preferred securities. Cleco's obligations under the preferred securities guarantee are subordinated as described beginning on page 14.

     The following obligations of Cleco taken together will provide a full and unconditional guarantee on a subordinated basis of payments due on the trust preferred securities:

     . its obligations to make payments on the junior subordinated debt securities

     .  its obligations under the preferred securities guarantee and

     . its obligations under the amended and restated declaration of trust of the trust, which establishes the terms of the trust

We will provide the specific terms of the guarantee in a prospectus supplement.

WHEN COULD THE JUNIOR SUBORDINATED DEBT SECURITIES BE DISTRIBUTED TO YOU?

     Unless we inform you otherwise in the prospectus supplement, the holder of the common securities of a trust, which generally will be Cleco, has the right to dissolve the trust at any time. If the trust is dissolved, after satisfaction of the trust's creditors, the trust may distribute junior subordinated debt securities on a proportionate basis to the holders of its preferred and common securities.

WILL THE TRUST PREFERRED SECURITIES BE LISTED ON A STOCK EXCHANGE?

     If specified in the prospectus supplement, we will apply to list the trust preferred securities on the New York Stock Exchange.

WILL HOLDERS OF THE TRUST PREFERRED SECURITIES HAVE ANY VOTING RIGHTS?

     Generally, the holders of the trust preferred securities will not have any voting rights.

                            ABOUT CLECO CORPORATION

     We are a diversified energy services company operating through two principal subsidiaries: Cleco Power LLC (formerly Cleco Utility Group Inc.) and Cleco Midstream Resources.

     . Cleco Power, the successor to Cleco Utility Group, is an electric utility and contains our regulated generation, transmission and distribution assets. Cleco Power provides regulated electric utility services to approximately 246,000 customers in the State of Louisiana.

     . Cleco Midstream is the entity through which we operate our nonregulated electric generation, energy marketing, natural gas pipeline and oil and natural gas production businesses. Cleco Midstream owns our interest in Cleco Evangeline LLC, which owns a 750 megawatt generating station.

In early 2001, we announced our decision to sell substantially all of the assets of our utility engineering and line construction services subsidiary, Utility Construction & Technology Solutions LLC.

          Subject to certain limited exceptions, we are exempt from regulation as a public utility holding company pursuant to Section 3(a)(1) of the Public Utility Holding Company Act of 1935. Our principal executive offices are located at 2030 Donahue Ferry Road, Pineville, Louisiana 71360-5226, and our telephone number at that location is (318) 484-7400.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

     This prospectus, including the information we incorporate by reference, contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify our forward-looking statements by the words "anticipate," "estimate," "expect," "objective," "projection," "forecast," "goal" or other similar words.

     We have based our forward-looking statements on our management's beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

     The following list identifies some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements:

     . state and federal legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures and affect the speed and degree to which competition enters the electric and natural gas industry,

     . industrial, commercial and residential growth in Cleco Power LLC's service territory,

     .  the weather and other natural phenomena,

     .  the timing and extent of changes in commodity prices and interest rates,

     . changes in environmental and other laws and regulations to which we are subject or other external factors over which we have no control,

     .  the results of financing efforts,

     .  the operating performance of our generation facilities, and

     . other factors we discuss in this prospectus and our other filings with the SEC.

                                USE OF PROCEEDS

     Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include, but are not limited to:

     .  working capital,

     .  capital expenditures,

     .  equity investments in existing and future projects,

     .  acquisitions, and

     . the repayment or refinancing of our indebtedness, including inter-company indebtedness.

       Each trust will use all proceeds from the sale of the trust preferred securities and the common securities to purchase Cleco's junior subordinated debt securities.

                       RATIO OF EARNINGS TO FIXED CHARGES



                                           YEAR ENDED DECEMBER 31,
                                    -------------------------------------
                                     1996    1997    1998    1999    2000
                                    -----   -----   -----   -----   -----
Ratio of Earnings to Fixed
Charges..........................   3.70x   3.75x   3.75x   3.26x   2.66x

                                   THE TRUSTS

     Each of the trusts is created under the Delaware Business Trust Act and will be governed by an amended and restated declaration of trust among the trustees of each trust and Cleco. Each declaration will be qualified under the Trust Indenture Act of 1939.

     We have summarized selected provisions of the declarations below. This summary is not complete. For a complete description, we encourage you to read the applicable form of declaration, which we have filed with the SEC. Please read "Where You Can Find More Information."

     The address of the principal office of each trust is 2030 Donahue Ferry Road, Pineville, Louisiana, 71360-5226, and the telephone number of each trust at that address is (318) 484-7400.

SECURITIES OF EACH TRUST

     When a trust issues its preferred securities, you and the other holders of the preferred securities will own all of the issued and outstanding preferred securities of the trust. Cleco will acquire all of the issued and outstanding common securities of each trust, representing an undivided beneficial interest in the assets of each trust of 3%. The preferred securities will be substantially identical to the common securities and will rank equally with the common securities, except that:

     . if an event of default under the declaration of trust occurs and is continuing, the holders of preferred securities will have the right to receive payments before the holders of the common securities receive payments

     . the holders of common securities have the exclusive right to appoint, remove or replace the trustees and to increase or decrease the number of trustees

     Each trust will exist primarily for the purposes of:

        .  issuing its preferred and common securities

        . investing the proceeds from the sale of its preferred and common securities in Cleco's junior subordinated debt securities

        . engaging in only such other activities as are necessary or incidental to issuing its securities and purchasing and holding Cleco's junior subordinated debt securities

     The rights of the holders of the preferred securities of a trust, including economic rights, rights to information and voting rights, will be contained in and governed by the applicable declaration of trust, the Delaware Business Trust Act and the Trust Indenture Act of 1939.

POWERS AND DUTIES OF TRUSTEES

     The number of trustees of each trust initially will be five. Three of the trustees will be individuals who are officers or employees of Cleco. The fourth trustee will be Bank One Trust Company, N.A., which is unaffiliated with us and which will serve as the property trustee under the declaration of trust for purposes of the Trust Indenture Act of 1939. The fifth trustee will be Bank One Delaware, Inc., which has its principal place of business in the State of Delaware.

     The property trustee will own and hold for your benefit Cleco's junior subordinated debt securities purchased by a trust. The property trustee will also:

     . generally exercise the rights, powers and privileges of a holder of the junior subordinated debt securities

     . maintain exclusive control of a segregated non-interest bearing bank account to hold all payments on the junior subordinated debt securities

     . promptly make distributions to the holders of the trust securities out of funds from the property account

     Bank One Trust Company, N.A., acting in its capacity as guarantee trustee, will hold for your benefit a preferred securities guarantee, which will be separately qualified under the Trust Indenture Act of 1939.

     Because Cleco will own all of the common securities of each trust, Cleco will have the exclusive right to appoint, remove or replace trustees and to increase or decrease the number of trustees. In most cases, there will be at least five trustees. The term of a trust will be described in the applicable prospectus supplement, but a trust may dissolve earlier as provided in the applicable declaration of trust.

     The duties and obligations of the trustees of a trust will be governed by the declaration of that trust, the Delaware Business Trust Act and the Trust Indenture Act of 1939.

BOOKS AND RECORDS

     The books and records of each trust will be maintained at the principal office of the trust and will be open for inspection by each holder of preferred securities of the trust or any authorized representative for any purpose reasonably related to the holder's interest in the trust during normal business hours.

THE PROPERTY TRUSTEE

     The property trustee, for the benefit of the holders of the trust securities, generally will exercise all rights under the indenture for the holders of the junior subordinated debt securities deposited in the trust as trust assets, including the right to enforce Cleco's obligations under the junior subordinated debt securities upon the occurrence of an event of default under the indenture.

     If Cleco extends the interest payment period for the related junior subordinated debt securities held by a trust and, as a result, the trust does not make distributions, the property trustee will not be able to enforce the payment of distributions on the preferred securities until an event of default under the declaration of trust has occurred. If an event of default under the declaration of trust has occurred and is continuing, then the holders of at least a majority of outstanding preferred securities of a trust may direct the property trustee for such trust or the guarantee trustee, as the case may be, to enforce the available remedies under the related declaration of trust and preferred securities guarantee. If the property trustee fails to enforce its rights under the applicable series of junior subordinated debt securities, you may provide written notice to the property trustee that you will enforce those rights and, 30 days after submitting that request, you may enforce those rights directly against Cleco without first instituting any legal proceeding against the property trustee or any other person.

     If an event of default under the applicable declaration of trust has occurred and is continuing and results from Cleco's failure to make payments on the applicable series of junior subordinated debt securities when due, then you may directly institute a proceeding to enforce payment of the principal of, any premium or interest on or any additional amounts payable with respect to the applicable series of junior subordinated debt securities in an amount corresponding to the aggregate liquidation amount of your trust preferred securities. If you bring any such direct action, Cleco will be entitled to your rights under the applicable declaration of trust to the extent of any payment made by Cleco to you. EXCEPT AS EXPRESSLY PROVIDED IN THE PRECEDING SENTENCES OR IN THE APPLICABLE PROSPECTUS SUPPLEMENT, YOU WILL NOT BE ABLE TO EXERCISE DIRECTLY ANY OTHER REMEDY AVAILABLE TO THE HOLDERS OF THE APPLICABLE SERIES OF JUNIOR SUBORDINATED DEBT SECURITIES.

EVENTS OF DEFAULT

     If an event of default under the junior subordinated debt indenture occurs and is continuing, an event of default under the related declaration of trust will occur and be continuing. In that case, each declaration of trust provides that the holders of common securities will waive any such event of default under the declaration of such trust until all events of default under the declaration of such trust relating to the preferred securities of the trust have been cured, waived or otherwise eliminated. Until all such events of default under the declaration of such trust relating to the preferred securities have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the preferred securities, and only the holders of the preferred securities will have the right to direct the property trustee as to some matters under the declaration and under the indenture relating to the junior subordinated debt securities.

     If the holders of the preferred securities of a trust waive any event of default under the declaration of trust as provided in the declaration, Cleco, as the holder of the common securities, will also be bound by the waiver without any further act, vote or consent. The property trustee will notify you of any notice of default relating to the junior subordinated debt securities, unless such default has been cured before the giving of such notice or the property trustee in good faith determines that the withholding of such notice is in your interests.

DEBTS AND OBLIGATIONS

     In each declaration of trust, Cleco has agreed to pay all debts and obligations, other than payments on the related trust securities, and all costs and expenses of the applicable trust, including the fees and expenses of its trustees and any taxes and all costs and expenses of the trust. But Cleco will not pay withholding taxes of the trust, except to the extent we describe in the prospectus supplement. Cleco's obligations under each declaration of trust will benefit, and will be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed whether or not such creditor has received notice of Cleco's contractual obligation. Any such creditor may enforce these obligations directly against Cleco, and Cleco has irrevocably waived any right or remedy to require that any such creditor take any action against any trust or any other person before proceeding against Cleco. Cleco will be entitled to the benefits of all rights of a trust relating to any amounts paid to any creditor by Cleco.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

TERMS

     Each trust may issue only one series of preferred securities. The terms of the preferred securities will include those stated in the amended and restated declaration of trust and those made a part of that declaration by the Trust Indenture Act of 1939. For a complete description of the trust preferred securities, we encourage you to read the prospectus supplement and the amended and restated declaration of trust, a form of which we have filed with the SEC. Please read "Where You Can Find More Information."

     Cleco will guarantee the trust preferred securities on a subordinated basis to the extent described under "Description of the Trust Preferred Securities Guarantee."

     The prospectus supplement relating to preferred securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

     .  the designation of the trust preferred securities

     .  the number of trust preferred securities issued by the trust

     . the annual distribution rate, the distribution payment dates, the record dates for distribution payments and the additional amounts, if any, that may be payable with respect to the trust preferred securities

     . whether distributions will be cumulative and compounding and, if so, the dates from which distributions will be cumulative or compounded

     . the amounts that will be paid out of the assets of the trust to the holders of preferred securities upon dissolution, winding-up or termination of the trust

     .  any repurchase or redemption provisions

     . any voting rights of the trust preferred securities in addition to those required by law

     . terms for any conversion or exchange of the junior subordinated debt securities or the trust preferred securities into other securities

     . any rights to defer distributions on the trust preferred securities by extending the interest payment period on the junior subordinated debt securities

     . any other relevant terms, rights, preferences, privileges, limitations or restrictions of the trust preferred securities

     We also will describe in the prospectus supplement the material United States federal income tax considerations applicable to any offering of trust preferred securities.

VOTING

     You will have limited voting rights, relating only to the modification of the trust preferred securities and, under specified circumstances, the exercise of the property trustee's rights as holder of the junior subordinated debt securities and the preferred securities guarantee. You will not be able to appoint, remove or replace trustees or to increase or decrease the number of trustees, because these rights will be vested exclusively in Cleco as the holder of the common securities of the trust.

DISTRIBUTIONS

     Under each declaration, the property trustee must make distributions on the preferred securities of a trust to the extent that the property trustee has cash on hand in the applicable property account to permit such payment. The only funds available for distribution to the holders of the preferred securities of a trust will be those received by the property trustee on the applicable junior subordinated debt securities. If Cleco does not make payments on the junior subordinated debt securities, the property trustee will not make corresponding distributions on the trust preferred securities. Under each declaration, if and to the extent Cleco does make payments on the junior subordinated debt securities, the property trustee will be obligated to make distributions on the preferred and common securities of such trust on a pro rata basis.

     Cleco will guarantee payment of distributions on the preferred securities of a trust as and to the extent described under "Description of the Trust Preferred Securities Guarantees." A preferred securities guarantee covers distributions and other payments on the applicable trust preferred securities only if and to the extent that Cleco has made a payment to the property trustee on the applicable junior subordinated debt securities. If an event of default under the related declaration has occurred and is continuing, any funds available to make payments will be paid first to you and the other holders of the trust preferred securities pro rata based on the aggregate liquidation amount of trust preferred securities held by you and other holders in relation to the aggregate liquidation amount of all the outstanding trust preferred securities. In that case, Cleco, as the holder of common securities of a trust, would receive payments only after satisfaction of all amounts owed to the holders of trust preferred securities.

RECORD HOLDERS

     The trustees of a trust may treat the registered owners of the trust preferred securities as the holders for purposes of receiving distributions and for all other purposes. Trust preferred securities will be issued in fully registered form. Unless we inform you otherwise in a prospectus supplement, trust preferred securities will be represented by one or more global certificates registered on the books and records of such trust in the name of a depositary or its nominee. Under each declaration:

     . the trust and its trustees will be entitled to deal with the depositary for all purposes, including the payment of distributions and receiving approvals, votes or consents under the related declaration of trust. Except for provisions in the related declaration of trust dealing with the issuance of definitive certificates representing the trust preferred securities, the trust and its trustees will not have any obligation to persons owning a beneficial interest in trust preferred securities registered in the name of and held by the depositary or its nominee

     . the rights of beneficial owners of trust preferred securities will be exercised only through the depositary and will be limited to those established by law and agreements with the depositary and/or its participants

     The depositary will receive all notices and communications relating to, and distributions on, trust preferred securities that are registered in the name of and held by the depositary or its nominee. Cleco will disclose in the applicable prospectus supplement the specific terms of the depositary arrangement for the trust preferred securities of a trust and any additional rights and limitations of owners of beneficial interests in the global junior subordinated debt securities.

            DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

     Cleco will fully and unconditionally guarantee payments on the trust preferred securities as described in this section. The guarantees cover the following payments:

     . periodic cash distributions on the trust preferred securities out of funds held by the property trustee of the trust

     .  payments on liquidation of each trust

     .  payments on redemption of preferred securities of each trust

     Bank One Trust Company, N.A., as guarantee trustee, will hold the guarantee for the benefit of the holders of preferred securities.

     We have summarized selected provisions of the guarantees below. This summary is not complete. For a complete description, we encourage you to read the guarantees, a form of which we have filed with the SEC. Please read "Where You Can Find More Information."

     Cleco will irrevocably and unconditionally agree to pay you in full the following amounts to the extent not paid by the trust:

     . any accumulated and unpaid distributions and any additional amounts with respect to the trust preferred securities and any redemption price for trust preferred securities called for redemption by the trust, if and to the extent that Cleco has made corresponding payments on the junior subordinated debt securities to the property trustee of the trust

     . payments upon the dissolution, winding-up or termination of the trust equal to the lesser of:

        . the liquidation amount plus all accumulated and unpaid distributions and additional amounts on the trust preferred securities to the extent the trust has funds legally available for those payments and

        . the amount of assets of the trust remaining legally available for distribution to the holders of trust preferred securities in liquidation of the trust

Cleco will not be required to make these liquidation payments if:

     . the trust distributes the junior subordinated debt securities to the holders of trust preferred securities in exchange for their preferred securities or

     . the trust redeems the trust preferred securities in full upon the maturity or redemption of the junior subordinated debt securities

     Cleco may satisfy its obligation to make a guarantee payment either by making payment directly to the holders of trust preferred securities or to the guarantee trustee for remittance to the holders or by causing the applicable trust to make the payment to them.

     Each guarantee is a guarantee from the time of issuance of the applicable series of trust preferred securities. BUT THE GUARANTEES COVER DISTRIBUTIONS AND OTHER PAYMENTS ON TRUST PREFERRED SECURITIES ONLY IF AND TO THE EXTENT THAT CLECO HAS MADE CORRESPONDING PAYMENTS ON THE JUNIOR SUBORDINATED DEBT SECURITIES TO THE APPLICABLE PROPERTY TRUSTEE. IF CLECO DOES NOT MAKE THOSE CORRESPONDING PAYMENTS ON THE JUNIOR SUBORDINATED DEBT SECURITIES, THE TRUST WILL NOT HAVE FUNDS AVAILABLE FOR PAYMENTS AND THAT TRUSTEE WILL NOT MAKE DISTRIBUTIONS ON THE PREFERRED SECURITIES.

     Cleco's obligations under the declaration of trust for each trust, the guarantees, the junior subordinated debt securities and the associated indenture taken together will provide a full and unconditional guarantee on a subordinated basis of payments due on the trust preferred securities.

COVENANTS OF CLECO

     In each guarantee, Cleco will agree that, as long as any preferred securities issued by the applicable trust are outstanding, Cleco will not make the payments and distributions described below if:

     . it is in default on its guarantee payments or other payment obligations under the related guarantee

     . any event of default under the applicable declaration of trust has occurred and is continuing or

     . Cleco has elected to defer payments of interest on the related junior subordinated debt securities by extending the interest payment period and that deferral period is continuing

In these circumstances, Cleco will agree that it will not:

     . declare or pay any dividends on its capital stock or redeem, purchase, acquire or make a distribution or liquidation payment with respect to its capital stock other than:

        . dividends or distributions in its shares of capital stock or options, warrants or rights to subscribe for or purchase shares of its common stock

        .  transactions relating to a shareholders' rights plan

        . as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of its capital stock for another class or series of its capital stock

        . the payment of accrued dividends and the purchase of fractional share interests upon conversion or exchange of its capital stock

        . purchases of its shares of common stock related to benefit plans, dividend reinvestment plans or stock purchase plans

     . make any payments on or repay, repurchase or redeem any Cleco debt security that ranks equally with or junior to the junior subordinated debt securities

     . make any guarantee payments on any guarantee by Cleco of the debt securities of any of its subsidiaries, other than a payment under a guarantee related to a series of the trust preferred securities, if that guarantee ranks equally with or junior to the junior subordinated debt securities

In addition, as long as preferred securities issued by any trust are outstanding, Cleco will agree that it will:

     . remain the sole direct or indirect owner of all the outstanding common securities of that trust, except as permitted by the applicable declaration of trust

     . permit the common securities of that trust to be transferred only as permitted by the declaration of trust

     . use reasonable efforts to cause that trust to continue to be treated as a grantor trust for United States federal income tax purposes, except in connection with a distribution of junior subordinated debt securities to the holders of trust preferred securities as provided in the declaration of trust, in which case the trust would be dissolved

AMENDMENTS AND ASSIGNMENT

     Cleco and the guarantee trustee may amend each guarantee without the consent of any holder of trust preferred securities if the amendment does not adversely affect the rights of the holders in any material respect. In all other cases, Cleco and the guarantee trustee may amend each guarantee only with the prior approval of the holders of at least a majority of outstanding preferred securities issued by the applicable trust. The manner in which Cleco will obtain that approval will be described in the prospectus supplement.

     Cleco may assign its obligations under the guarantees only in connection with a consolidation, merger or asset sale involving Cleco that is permitted under the indenture governing the junior subordinated debt securities.

TERMINATION OF THE GUARANTEES

     A guarantee will terminate upon:

     . full payment of the redemption price of all preferred securities of the applicable trust

     . distribution of the related junior subordinated debt securities, or any securities into which those debt securities are convertible, to the holders of the preferred securities and common securities of that trust in exchange for all the securities issued by that trust or

     .  full payment of the amounts payable upon liquidation of that trust

     However, each guarantee will continue to be effective or will be reinstated if any holder of trust preferred securities must repay any amounts paid on those trust preferred securities or under the guarantee.

STATUS OF THE GUARANTEES

     Cleco's obligation under each guarantee to make guarantee payments will be:

     .  unsecured

     . subordinated and junior in right of payment to all other liabilities of Cleco, except for liabilities that, by their terms, rank equally with or subordinate to Cleco's obligations under a guarantee

     . senior to all capital stock of Cleco, except for obligations under the most senior preferred stock of Cleco, which will rank equally with Cleco's obligations under a guarantee

     Cleco's obligations under each guarantee will rank equally with obligations under other guarantee agreements that Cleco may enter into from time to time if both:

     . the agreements are in substantially the form of the preferred securities guarantee and provide for comparable guarantees by Cleco of payment on preferred securities issued by other trusts or financing vehicles of Cleco and

     . the debt relating to those trust preferred securities is junior subordinated, unsecured indebtedness of Cleco

     Cleco's obligations under each guarantee will be effectively junior to all debt and preferred stock of its subsidiaries. BY YOUR ACCEPTANCE OF THE TRUST PREFERRED SECURITIES, YOU AGREE TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE RELATED GUARANTEE.

     Each guarantee will be deposited with the guarantee trustee to be held for your benefit. The guarantee trustee will have the right to enforce the guarantee on your behalf. In most cases, the holders of a majority of outstanding preferred securities issued by the applicable trust will have the right to direct the time, method and place of:

     . conducting any proceeding for any remedy available to the applicable guarantee trustee or

     . exercising any trust or other power conferred upon that guarantee trustee under the applicable guarantee

     Each guarantee will constitute a guarantee of payment and not merely of collection. This means that the guarantee trustee may institute a legal proceeding directly against Cleco to enforce the payment rights under the guarantee without first instituting a legal proceeding against any other person or entity.

     If the guarantee trustee fails to enforce the guarantee or Cleco fails to make a guarantee payment, you may institute a legal proceeding directly against Cleco to enforce your rights under that guarantee without first instituting a legal proceeding against the applicable trust, the guarantee trustee or any other person or entity.

PERIODIC REPORTS UNDER GUARANTEES

     Cleco will be required to provide annually to the guarantee trustee a statement as to its performance of its obligations and its compliance with all conditions under the guarantees.

DUTIES OF GUARANTEE TRUSTEE

     The guarantee trustee normally will perform only those duties specifically set forth in the applicable guarantee. The guarantees do not contain any implied covenants. If a default occurs on a guarantee, the guarantee trustee will be required to use the same degree of care and skill in exercise of its powers under the guarantee as a prudent person would use under the circumstances in the conduct of his or her own affairs. The guarantee trustee will exercise any of its rights or powers under the guarantee at the request or direction of holders of the applicable series of trust preferred securities only if it is offered security and indemnity satisfactory to it.

GOVERNING LAW

     New York law will govern the guarantees.

             DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

     Cleco may issue to a trust from time to time one or more series of junior subordinated debt securities under a junior subordinated indenture between it and Bank One Trust Company, N.A., as indenture trustee. The indenture will be qualified under the Trust Indenture Act. The indenture does not limit the amount of debt securities that Cleco may issue under the indenture or the amount of additional debt that Cleco or any of its subsidiaries may incur. Cleco will issue only one series of junior subordinated debt securities to each trust.


     We have summarized selected provisions of the indenture and the junior subordinated debt securities below. This summary is not complete. For a complete description, we encourage you to read the indenture, a form of which we have filed with the SEC. Please read "Where You Can Find More Information."

RANKING

     The junior subordinated debt securities will be the unsecured junior subordinated obligations of Cleco. In any liquidation, reorganization or insolvency proceeding involving Cleco, the rights of Cleco and its creditors, including the holders of junior subordinated debt securities, will be effectively junior to the claims of holders of any debt or preferred stock of Cleco's subsidiaries. For a more detailed description of the subordination provisions of the junior subordinated debt securities, please read "--Subordination" below.

CERTAIN FACTORS RELATING TO CLECO'S DEBT SECURITIES

Cleco is a holding company and depends on its subsidiaries for funds.

     Cleco is organized as a holding company that owns subsidiary companies. Its subsidiary companies conduct substantially all of its business. The holding company structure results in two principal risks:

     . Cleco's subsidiaries may be restricted by contractual provisions or applicable laws from providing it the cash that it needs to pay parent company debt service obligations, including payments on the junior subordinated debt securities

     . in any liquidation, reorganization or insolvency proceeding involving Cleco, your claim as a holder of trust preferred securities, which represents in effect an interest in junior subordinated debt securities, will be effectively junior to the claims of holders of any indebtedness or preferred stock of Cleco's subsidiaries

The indenture does not significantly limit Cleco's ability to issue more debt.

     The indenture relating to the junior subordinated debt securities does not limit or restrict the amount of other indebtedness or securities that may be issued by Cleco or its subsidiaries.

SUBSEQUENT DISTRIBUTION TO HOLDERS OF TRUST SECURITIES

     If Cleco issues junior subordinated debt securities to a trust in connection with the issuance of preferred and common securities by that trust, those junior subordinated debt securities subsequently may be distributed to the holders of the preferred and common securities either:

     .  upon the dissolution of the trust, which may be at Cleco's election, or

     . upon the occurrence of events that we will describe in the prospectus supplement

TERMS

     The prospectus supplement will include specific terms relating to the junior subordinated debt securities. These terms will include some or all of the following:

     .  the designation of the securities

     .  the total principal amount of the securities

     .  the purchase price of and any premium on the securities

     . the date or dates, if any, on which the principal of the securities will be payable and the right to shorten, extend or defer the dates

     . the interest rate, whether fixed or variable, or the method of determining the interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments

     . any right to extend or defer the interest payment periods and the duration of the extension

     . whether interest payments will be cumulative and compounding and, if so, the dates from which interest payments will be so cumulative or compounded

     .  any provisions for redemption

     . any provisions that would obligate Cleco to redeem or purchase the securities

     .  any provisions for exchange, conversion or prepayment of the securities

     . whether and under what circumstances Cleco will pay any additional amounts on the securities and whether Cleco will have the option to redeem the securities rather than pay the additional amounts

     . whether payments on the securities will be made without deduction for taxes, assessments or governmental charges

     .  the form of the securities

     . any changes or additions to the events of default or covenants described in this prospectus

     . whether Cleco will issue the securities in the form of one or more global securities and the identity of any depositary

     . the places where you can receive any payments on the securities, present the securities for registration of transfer or exchange and make any notices and demands to Cleco concerning the securities

     . the portion of the principal amount of the securities that will be payable if the maturity is accelerated, if other than the entire principal amount

     . any additional means of defeasance of the securities, any additional conditions or limitations to defeasance of the securities or any changes to those conditions or limitations

     .  the identity of any paying agent

     .  any other terms of the securities

     Unless we inform you otherwise in the prospectus supplement, Cleco will issue the debt securities:

     .  in United States dollars

     .  in fully registered form

     .  without coupons

     Holders of junior subordinated debt securities may present them for exchange and transfer as described in the indenture and the prospectus supplement. Cleco will not charge a service charge for any registration of transfer or exchange of the debt securities. Cleco may, however, require the payment of any tax or other governmental charge payable for that registration.

     Cleco may sell the junior subordinated debt securities at a discount, which may be substantial, below their stated principal amount. These junior subordinated debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. We will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

SUBORDINATION

     Payment of principal of, any premium and interest on the junior subordinated debt securities generally will be subordinated and junior in right of payment to the prior payment in full of all senior debt of Cleco.

     The indenture generally provides that no payment of principal, any premium or interest on the junior subordinated debt securities may be made if Cleco fails to pay the principal, premium, interest or any other amounts on any senior debt when due, whether at maturity or acceleration of maturity. This restriction on payment will continue until the default has been cured or waived, has ceased to exist or until Cleco has discharged or paid the senior debt in full.

     If the maturity of the junior subordinated debt securities is accelerated, Cleco will make no payments on those debt securities until the holders of all senior debt are paid all principal, premium and interest then due in full, including any amounts due upon acceleration. If Cleco pays any amount or distributes any assets to creditors in a liquidation, dissolution, reorganization, bankruptcy or any similar proceeding, all senior debt (including any senior debt securities issued to other trusts) will be paid before any payment is made on the junior subordinated debt securities.

     The subordination does not affect Cleco's obligation, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the junior subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the indenture.

     The indenture will not limit the amount of senior debt that Cleco may incur. As a result of the subordination of the junior subordinated debt securities, if Cleco were to become insolvent, holders of junior subordinated debt securities may receive less on a proportionate basis than other creditors. If the indenture trustee or holders of the junior subordinated debt securities were to receive payments prohibited by the preceding paragraphs, such payments would be required to be paid over to the holders of the senior debt.

     Unless we inform you otherwise in the prospectus supplement, the term "senior debt" means the principal of and any premium and interest on "debt" of Cleco, but excludes any debt that:

     .  is without recourse

     . states that it is subordinated to or ranks equally with the junior subordinated debt securities

     Unless we inform you otherwise in the prospectus supplement, the term "debt" means:

     .  indebtedness for borrowed money

     .  obligations evidenced by bonds, debentures, notes or similar instruments

     .  obligations relating to letters of credit or similar instruments

     . reimbursement obligations relating to letters of credit and similar instruments described in the preceding item

     . obligations to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business

     .  capitalized lease obligations

     .  debt of a third party secured by a lien on any asset of Cleco

     .  debt of others guaranteed by Cleco to the extent of the guarantee

     .  obligations for claims under derivative products

EVENTS OF DEFAULT

     The following are events of default with respect to a series of junior subordinated debt securities:

     . failure to pay interest or any additional amounts on that series of securities for 30 days, unless Cleco has validly extended the interest payment period

     . failure to pay principal of or any premium on that series of securities when due

     .  failure to deposit any sinking fund or similar fund payment for 30 days

     . failure to comply in any material respect with any other covenant or agreement in the indenture for that series of securities (other than an agreement or covenant that is included in the indenture solely for the benefit of other series of junior subordinated debt securities) for 90 days after written notice by the indenture trustee or by the holders of at least 25% in principal amount of the outstanding securities of that series

     .  certain bankruptcy, insolvency or reorganization events

     .  any other event of default applicable to that series of securities

     If an event of default for any series of junior subordinated debt securities occurs and is continuing, the indenture trustee or the holders of at least 25% in principal amount of the junior subordinated debt securities of the series affected by the default may declare the principal of those securities to be due and payable, unless the principal of all the junior subordinated debt securities of that series has already become due and payable. The holders of a majority in principal amount of the outstanding junior subordinated debt securities of the series affected by the default may rescind the accelerated payment requirement and waive the default if Cleco:

     .  has cured the default and

     . has deposited with the indenture trustee an amount sufficient to pay all matured installments of principal and any premium, except those caused by the acceleration, and any interest and additional amounts

     In most cases, holders of a majority in principal amount of the outstanding junior subordinated debt securities of a series may direct the time, method and place of:

     . conducting any proceeding for any remedy available to the indenture trustee or

     . exercising any trust or power conferred on the indenture trustee with respect to that series

     The holders of a majority in principal amount of the outstanding junior subordinated debt securities of a series may waive any past default with respect to those securities. But those holders may waive any default in the payment of principal, premium, interest or any additional amounts only if Cleco:

     .  has cured the default and

     . has deposited with the indenture trustee an amount sufficient to pay all matured installments of principal and any premium, except those caused by acceleration, and any interest and additional amounts

Those holders may not waive any call for redemption of the junior subordinated debt securities of that series.

     The indenture requires Cleco to file annually with the indenture trustee a certificate as to its compliance with the conditions and covenants contained in the indenture.

     An event of default under the indenture for a series of junior subordinated debt securities will constitute an event of default under the declaration of trust for the applicable series of preferred securities. A holder of trust preferred securities may directly institute a proceeding against Cleco for enforcement of payment to that holder of its pro rata share of principal, premium, interest or any additional amounts if:

     . an event of default under the applicable declaration of trust has occurred and is continuing and

     . that event of default is attributable to Cleco's failure to pay principal, any premium, interest or additional amounts on the applicable series of junior subordinated debt securities when due

In any such proceeding, Cleco will be entitled to the rights of the holder under the applicable declaration of trust to the extent of any payment Cleco makes to the holder in the proceeding. Except as described in the preceding sentences or in the prospectus supplement, the holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the debt securities.

MODIFICATION OF THE INDENTURE

     Cleco and the indenture trustee may amend or supplement the indenture if the holders of a majority in principal amount of the outstanding junior subordinated debt securities of all series issued under that indenture and affected by the amendment or supplement, acting as one class, consent to it. But without the consent of the holder of each junior subordinated debt security affected, no amendment or supplement may:

     .  extend the fixed maturity of the security

     .  reduce the principal amounts of the security

     . reduce the rate of or extend the time for payment of interest on the security

     .  reduce any premium payable on the redemption of the security

     . reduce the amount of securities whose holders must consent to an amendment, supplement or waiver

     .  change any obligation to pay additional amounts on any security


     Cleco and the indenture trustee may amend or supplement the indenture without the consent of any holders of junior subordinated debt securities:

     . to provide for the assumption of Cleco's obligations under the indenture by a successor upon any merger, consolidation or asset transfer

     . to add covenants, restrictions, conditions, defaults or provisions for the protection of the holders of the securities

     . to cure any ambiguity or to correct or supplement any defect or inconsistency

     . to change any provision of the indenture effective after there are no outstanding securities of any series entitled to the benefit of that provision

     . to provide for the issuance of junior subordinated debt securities in coupon form

     .  to provide for the acceptance of a successor or another trustee

     . to qualify or maintain the qualification of the indenture under the Trust Indenture Act of 1939

     . to establish the form or terms of a series of junior subordinated debt securities

     . to make any change that does not adversely affect the rights of any holder of securities in any material respect

BOOK-ENTRY AND SETTLEMENT

     Cleco may issue the junior subordinated debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. The prospectus supplement will describe:

     . any circumstances under which beneficial owners may exchange their interests in a global debt security for certificated junior subordinated debt securities of the same series with the same total principal amount and the same terms

     . the manner in which Cleco will pay principal of and any premium and interest on a global debt security

     . the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security

CONSOLIDATION, MERGER AND SALE

     Cleco has agreed that it will consolidate with or merge into any entity or transfer or dispose of all or substantially all of its assets to any entity only if:

     .  Cleco is the continuing corporation, or

     . if Cleco is not the continuing corporation, the successor is organized and existing under the laws of any United States jurisdiction and assumes all of Cleco's obligations under the indenture and the junior subordinated debt securities, and

     . in either case, immediately after giving effect to the transaction, no default or event of default would occur and be continuing

DEFEASANCE AND DISCHARGE

     When we use the term "defeasance," we mean discharge from the obligations under the indenture. Cleco will be discharged from its obligations with respect to the junior subordinated debt securities of a series if:

     . Cleco deposits with the indenture trustee funds or government securities sufficient to make payments on the junior subordinated debt securities of that series on the dates those payments are due and payable

     . the deposit will not result in a violation of or a default under any instrument or agreement that binds Cleco

     . no event or condition under the subordination provisions described above prevents Cleco from making payments on the debt securities of that series on the date of the deposit

     .  certain other conditions are satisfied

     Unless we inform you otherwise in the prospectus supplement, Cleco also will be required to deliver to the indenture trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for United States federal income tax purposes.

     In addition, the indenture will cease to be of further effect with respect to junior subordinated debt securities of a series when either:

     . Cleco has paid the principal of, any premium and interest on and any additional amounts payable with respect to all the outstanding debt securities of that series when due

     . Cleco has delivered all outstanding debt securities of that series to the indenture trustee for cancellation or

     .  both

        . all outstanding debt securities of that series not delivered to the indenture trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year, and

        . Cleco deposits with the indenture trustee funds or government securities sufficient to make payments on the debt securities of that series on the dates those payments are due and payable

     For this provision to apply, Cleco also must pay all other sums payable by it under the indenture.

     If Cleco defeases a series of junior subordinated debt securities or if the indenture ceases to be of further effect with respect to a series of junior subordinated debt securities, the holders of those debt securities will not be entitled to the benefits of the indenture, except for those benefits relating to:

     .  Cleco's obligations:

        .  to register the transfer or exchange of debt securities

        .  to replace stolen, lost or mutilated debt securities

        .  to maintain paying agencies and hold funds for payment in trust

        . if the debt securities are convertible into other securities, to deliver those securities upon conversion

     . the rights of the holders of debt securities to receive payments when due (but not upon acceleration)

     .  the rights, obligations and duties of the trustee

     . the rights of the holders of debt securities to payment from property deposited with the trustee

GOVERNING LAW

     New York law will govern the indenture and the junior subordinated debt securities.

INFORMATION ABOUT THE INDENTURE TRUSTEE

     Bank One Trust Company, N.A., will be the trustee under the indenture. Its address is 100 East Broad Street, 8th Floor, OH1-0181, Columbus, Ohio, 43215.

     If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any junior subordinated debt securities only after those holders have offered the trustee indemnity reasonably satisfactory to it.

     The indenture contains limitations on the right of the trustee, if the trustee becomes one of Cleco's creditors, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with Cleco. But if the trustee acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the indenture, unless that default has been cured, waived or otherwise eliminated within the 90-day period.

     We and our subsidiaries maintain commercial banking and trust relationships with the trustee and its affiliates. We expect that the trustee will act as trustee under the indenture in connection with any offering by Cleco of its subordinated debt securities. Please read "About This Prospectus."

ASSIGNMENT

     Cleco may at any time assign any of its rights or obligations under the indenture to an affiliate. However, Cleco will remain liable for all its obligations. Cleco also may assign the indenture to a successor in a merger, consolidation or asset sale involving Cleco that is permitted under the indenture.

                              PLAN OF DISTRIBUTION

     We may sell the securities described in this prospectus in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods. The prospectus supplement will include the following information:

     .  the terms of the offering

     .  the names of any underwriters or agents

     .  the name or names of any managing underwriter or underwriters

     .  the purchase price of the securities from us

     .  the net proceeds to us from the sale of the securities

     .  any delayed delivery arrangements

     . any underwriting discounts, commissions and other items constituting underwriters' compensation

     .  any initial public offering price

     .  any discounts or concessions allowed or reallowed or paid to dealers

     .  any commissions paid to agents


SALE THROUGH UNDERWRITERS OR DEALERS

     If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

     If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

DIRECT SALES AND SALES THROUGH AGENTS

     We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

     We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

DELAYED DELIVERY CONTRACTS

     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

GENERAL INFORMATION

     We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the preferred securities, the enforceability of the applicable declaration of trust and the formation of the trusts will be passed upon by special Delaware counsel to the trusts and Cleco, who will be named in the applicable prospectus supplement. The validity of the applicable preferred securities guarantee and the junior subordinated debt securities offered hereby will be passed upon for Cleco by Baker Botts L.L.P., Houston, Texas. Phelps Dunbar, L.L.P., New Orleans, Louisiana, will pass on all matters of Louisiana law in this connection. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1999 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said Firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and at the offices of the Pacific Stock Exchange at 301 Pine Street, San Francisco, California 94104.

     This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You should read the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its web site.

     You may also obtain a copy of our filings with the SEC, at no cost, by writing or telephoning us at the following address:

                               Cleco Corporation
                            2030 Donahue Ferry Road
                        Pineville, Louisiana  71360-5226
                        Attention:  Corporate Secretary
                           Telephone:  (318) 484-7400

                    INFORMATION WE INCORPORATE BY REFERENCE

     We are incorporating by reference information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and the information that we file later with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the securities:

     .  our annual report on Form 10-K for the year ended December 31, 1999

     . our quarterly reports on Form 10-Q for the quarterly periods ended March 31, June 30 and September 30, 2000

     . our current report on Form 8-K/A dated July 1, 1999 and filed with the SEC on March 1, 2000

     . our current report on Form 8-K dated May 18, 2000 and filed with the SEC on May 24, 2000

     . our current report on Form 8-K dated and filed with the SEC on July 28, 2000


     . our current report on Form 8-K dated and filed with the SEC on March 6, 2001


     . the description of our common stock contained in Post-Effective Amendment No. 1 to our registration statement on Form S-4, filed with the SEC on June 30, 1999, as may be amended from time to time to update that description

     . the description of the rights associated with our common stock contained in our registration statement on Form 8-A, filed with the SEC on August 8, 2000, as may be amended from time to time to update the description

                                    PART II

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     We estimate that expenses in connection with the offering described in this registration statement will be as follows:


Securities and Exchange Commission registration fee....   $ 37,500*
Blue sky expenses......................................   $ 10,000
Attorneys' fees and expenses...........................   $150,000
Trustees' fees and expenses............................   $ 15,000
Independent auditors' fees and expenses................   $ 35,000
Printing and engraving expenses........................   $180,000
Rating agency fees.....................................   $100,000
Miscellaneous expenses.................................   $ 10,000
                                                          --------
Total Expenses.........................................   $537,500
                                                          ========
______________
*  Actual.


ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 83 of the Business Corporation Law of the State of Louisiana ("LBCL") provides that a corporation may indemnify any person against whom an action, suit or proceeding is brought or threatened, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another business, corporation, partnership or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of actions by or in the right of the corporation, the indemnity is limited to expenses, including attorneys' fees and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the action to conclusion, actually and reasonably incurred in connection with a defense or settlement; provided that no indemnity may be made in respect of any matter in which the person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in performance of his duty to the corporation unless and only to the extent that the court determines upon application that such person is fairly and reasonably entitled to such indemnity. To the extent a person has been successful on the merits or otherwise in defense of any action, the statute provides that he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. Section 83 also provides for, among other things, procedures for indemnification; advancement of expenses; nonexclusivity of the provisions of Section 83 with respect to indemnification and advancement of expenses; and insurance, including self-insurance, with respect to liabilities incurred by directors, officers and others.

     Article IV of our Bylaws provides that we shall indemnify any person who was or is, or is threatened to be made, a party to or otherwise involved in any pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative or investigative (we refer to any such threatened, pending or completed proceeding as a "Proceeding") by reason of the fact that he is or was one of our directors, officers, employees or agents or is or was serving at our request as a director, officer, employee or agent of another business, foreign or nonprofit corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (whether the basis of his involvement in such Proceeding is alleged action in an official capacity or in any other capacity while serving as such), to the fullest extent permitted by applicable law, from and against expenses, including attorney's fees, judgments, fines, amounts paid or to be paid in settlement, liability and loss, ERISA excise taxes, actually and reasonably incurred by him or on his behalf or suffered in connection with such Proceeding or any claim, issue or matter therein; provided, however, that, subject to certain exceptions set forth therein, we shall indemnify any such person claiming indemnity in connection with a Proceeding initiated by such person only if such Proceeding was authorized by the board of directors.

     The Bylaws further provide that:

     . we will from time to time pay, in advance of final disposition, all Expenses (as defined therein) incurred by or on behalf of any person claiming indemnity thereunder in respect of any Proceeding;

     . the right to indemnification provided therein is a contract right and no amendment, alteration or repeal of the Bylaws will restrict the indemnification rights granted by the Bylaws as to any person claiming indemnification with respect to acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal;

     . any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and legal representative of such person; and

     . the rights to indemnification and to receive advancement of Expenses contemplated by Article IV of the Bylaws are not exclusive of any other rights to which any person may at any time be otherwise entitled, provided that such other indemnification may not apply to a person's willful or intentional misconduct.

The Bylaws also set forth certain procedural and evidentiary standards applicable to the enforcement of a claim thereunder.

     The Bylaws also provide that we:

     . may procure or maintain insurance or other similar arrangement, at our expense, to protect ourselves and any director, officer, employee or agent of ours or any other corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against or incurred by such person, whether or not we would have the power to indemnify such person against such expense or liability; and

     . shall indemnify our officers and directors to the extent they are not covered by the insurance, whether or not such persons would otherwise be entitled to indemnification under the Bylaws, as provided in policies covering liabilities up to $85 million incurred by directors and officers in their capacities as such, and have fiduciary and employee benefit liability insurance policies covering liabilities up to $65 million incurred by our directors, officers and certain other employees in connection with the administration of our employee benefit plans.

     Section 24(C)(4) of the LBCL provides that a corporation may eliminate or limit the liability of a director or officer to the corporation or its shareholders for monetary damages for breach of fiduciary duty, except for liability:

     . for any breach of the director's or officer's duty of loyalty to the corporation or its shareholders;

     . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     . under Section 92(D) of the LBCL relating to unlawful dividends and other unlawful distributions, payments or returns of assets; and

     . for any transaction from which the director or officer derived an improper personal benefit.

Our Articles of Incorporation include a provision consistent with Section 24(C)(4) of the LBCL. Such provision further provides that

     . if the LBCL is subsequently amended to authorize action further eliminating or limiting a director's or officer's liability, such liability will be eliminated or limited to the fullest extent permitted by such law, as so amended, and

     . if such provision limiting or eliminating liability is repealed or modified, the right or protection of a director or officer of the Company existing at the time of such repeal or modification will not be affected thereby.

ITEM 16.  EXHIBITS.

     See Index to Exhibits at page II-8.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

     (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the registrants need not file a post-effective amendment to include the information required to be included by subsection (i) or (ii) above if such information is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual reports pursuant to Section 13 (a) or Section 15 (d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pineville, State of Louisiana, on March 6, 2001.

                         CLECO CORPORATION
                             (Registrant)

                         By:   /s/ DAVID M. EPPLER
                             ---------------------
                             David M. Eppler
                             President, Chief Executive Officer and Director



     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                       TITLE                               DATE
----------------------------------------------   ---------------------------------------   ---------------------------
  /s/ DAVID M. EPPLER                            President, Chief Executive Officer and           March 6, 2001
----------------------------------------------   Director (Principal Executive Officer)
   (David M. Eppler)

  /s/ THOMAS J. HOWLIN                           Senior Vice President--Financial                 March 6, 2001
----------------------------------------------   Services and Chief Financial Officer
   (Thomas J. Howlin)                            (Principal Financial Officer)

  /s/ R. RUSSELL DAVIS                           Vice President and Controller                    March 6, 2001
----------------------------------------------   (Principal Accounting Officer)
   (R. Russell Davis)

                         *                       Directors                                        March 6, 2001
----------------------------------------------
(Sherian G. Cadoria, Richard B. Crowell, J.
 Patrick Garrett, F. Ben James, Jr., Elton R.
 King, A. DeLoach Martin, Jr., Robert T.
 Ratcliff, Edward M. Simmons and William H.
 Walker, Jr.)

*By:   /s/ MICHAEL P. PRUDHOMME
----------------------------------------------
        (Michael P. Prudhomme)
          Attorney-in-fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Cleco Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pineville, State of Louisiana, on March 6, 2001.

                              CLECO TRUST I

                              By:  CLECO CORPORATION,
                                   as Sponsor



                              By:   /s/ THOMAS J. HOWLIN
                                  ---------------------------------
                                  Thomas J. Howlin
                                  Senior Vice President -- Financial Services
                                  and Chief Financial Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Cleco Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pineville, State of Louisiana, on March 6, 2001.

                              CLECO TRUST II

                              By:  CLECO CORPORATION,
                                   as Sponsor



                                  By:   /s/ THOMAS J. HOWLIN
                                      --------------------------------------
                                      Thomas J. Howlin
                                      Senior Vice President -- Financial
                                      Services and Chief Financial Officer

                               INDEX TO EXHIBITS

                                                                                  REPORT OR            SEC FILE OR
  EXHIBIT                                                                       REGISTRATION           REGISTRATION        EXHIBIT
   NUMBER                         DOCUMENT DESCRIPTION                            STATEMENT               NUMBER          REFERENCE
------------   ----------------------------------------------------------   ---------------------   ------------------   -----------
        1.1*   Form of Underwriting Agreement
        4.1*   Form of Junior Subordinated Indenture (the "Junior
               Subordinated Indenture") between the Company and Bank One
               Trust Company, N.A., as Trustee
    4.2.1***   Declaration of Trust of Cleco Trust I
    4.2.2***   Declaration of Trust of Cleco Trust II
        4.3*   Form of Amended and Restated Declaration of Trust
    4.4.1***   Certificate of Trust of Cleco Trust I
    4.4.2***   Certificate of Trust of Cleco Trust II
        4.5*   Form of Preferred Security (included in Exhibit 4.3)
        4.6*   Form of Supplemental Indenture to the Junior Subordinated
               Indenture
        4.7*   Form of Junior Subordinated Debt Security (included in
               Exhibit 4.6)
        4.8*   Form of Preferred Securities Guarantee
       4.9**   Amended and Restated Articles of Incorporation of the           S-4 (6/30/99)              333-71643-01        A
               Company (restated as of July 1, 1999)
     4.10***   Bylaws of the Company (revised effective July 28, 2000)
      4.11**   Rights Agreement between the Company and Equiserve Trust       8-K (7/28/2000)                  1-15759      c(1)
               Company, Rights Agent, dated as of July 28, 2000
        5.1*   Opinion of Baker Botts L.L.P.
      5.2.1*   Opinion of special Delaware counsel relating to Cleco
               Trust I
      5.2.2*   Opinion of special Delaware counsel relating to Cleco
               Trust II
          8*   Opinion of Counsel to the Company as to certain tax
               matters
        12**   Statement Regarding Computation of Ratios for the              8-K (3/06/2001)                  1-15759            12
               twelve-month periods ended December 31, 2000, 1999, 1998,
               1997 and 1996
        23.1   Consent of PricewaterhouseCoopers LLP
       23.2*   Consent of Baker Botts L.L.P. (included in Exhibit 5.1)
       23.3*   Consent of special Delaware counsel (included in Exhibits
               5.2.1 and 5.2.2)
     25.1***   Statement of Eligibility under the Trust Indenture Act of
               1939, as amended (the "Trust Indenture Act"), of Bank One
               Trust Company, N.A., as the Trustee under the Junior
               Subordinated Indenture and as Guarantee Trustee relating
               to Cleco Trust I and Cleco Trust II
     25.2***   Statement of Eligibility under the Trust Indenture Act of
               Bank One Trust Company, N.A., as Property Trustee,
               relating to Cleco Trust I
     25.3***   Statement of Eligibility under the Trust Indenture Act of
               Bank One Trust Company, N.A., as Property Trustee,
               relating to Cleco Trust II

* To be filed by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).
**  Incorporated herein by reference as indicated.
*** Previously filed.